     As filed with the Securities and Exchange Commission on June 14, 1996

                                                      Registration No. 333-
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------

                      SUNQUEST INFORMATION SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

           Pennsylvania                             86-0378223
     (State of Incorporation)               (I.R.S. Employer Identification No.)

4801 East Broadway Boulevard, Tucson, Arizona               85711
    (Address of principal executive offices)              (Zip Code)

                               -----------------

                      SUNQUEST INFORMATION SYSTEMS, INC.
                         Employee Stock Purchase Plan
                           (Full title of the plan)

                               ------------------

                      Dr. Sidney A. Goldblatt, President
                      Sunquest Information Systems, Inc.
                         4801 East Broadway Boulevard
                            Tucson, Arizona  85711
                    (Name and address of agent for service)

                                (520) 570-2000
         (Telephone number, including area code, of agent for service)

                              --------------------

                                   Copy to:
                            Michael M. Lyons, Esq.
                        Klett Lieber Rooney & Schorling
                         40th Floor, One Oxford Centre
                        Pittsburgh, Pennsylvania 15219

                             --------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================
                                               Proposed        Proposed
                                 Amount        maximum          maximum
    Title of securities          to be      offering price     aggregate        Amount of
      to be registered         registered     per share*    offering price*  registration fee
- ---------------------------------------------------------------------------------------------
Common Stock, no par value..  450,000 shs.         $15.469       $6,961,050            $2,401
=============================================================================================

*Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h)(1), based on the average of the reported high and low selling prices of the Common Stock on June 10, 1996.

[The Prospectus included herein contains the Form S-3 information required by General Instruction C.1. for Form S-8 in order for affiliates to use the Prospectus in reoffering or reselling stock acquired by them pursuant to this Registration Statement]

                             CROSS REFERENCE SHEET
                                  (Form S-3)

Item Number and Caption                              Prospectus Caption or Location
- ------------------------------------------------   ----------------------------------
1.   Forepart of Registration Statement
     and Outside Front Cover Page
     of Prospectus................................ Outside front cover page

2.   Inside Front and Outside
     Back Cover Pages of Prospectus............... Available Information, Documents
                                                   Incorporated Herein By Reference,
                                                   Outside back cover page

3.   Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges...................................... Risk Factors

4.   Use of Proceeds.............................. The Plan - General

5.   Determination of Offering Price.............. The Plan - Purchase and
                                                   Delivery of Stock

6.   Dilution..................................... Not Applicable

7.   Selling Security Holders..................... Selling Securityholders

8.   Plan of Distribution......................... Outside front cover page

9.   Description of Securities to be Registered... Description of Capital Stock

10.  Interests of Named Experts and Counsel....... Legal Matters

11.  Material Changes............................. Not Applicable

12.  Incorporation of Certain Information
     by Reference................................. Documents Incorporated Herein
                                                   By Reference

13.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.................................. Description of Capital Stock

- --------------------------------------------------------------------------------

                                  PROSPECTUS

- --------------------------------------------------------------------------------

                      SUNQUEST INFORMATION SYSTEMS, INC.
                                 Common Stock
                                (No Par Value)

                                  ----------

                                450,000 Shares
                               Offered Under The
                         EMPLOYEE STOCK PURCHASE PLAN

                                   ----------

          This Prospectus relates to the offer and sale of up to 450,000 shares of Common Stock, no par value ("Common Stock"), of Sunquest Information Systems, Inc. (the "Company") to employees of the Company pursuant to the Company's Employee Stock Purchase Plan (the "Plan"). Employees who are "affiliates" of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended) may use this Prospectus for the reoffer and resale of such shares in brokers' transactions on the Nasdaq National Market, in privately negotiated transactions, or otherwise, and may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended, with respect to such reoffers or resales. Prior to June 1997, the amount of Common Stock that may be reoffered or resold by an affiliate by means of this Prospectus may not exceed, during any three month period, the greater of (i) one percent of the outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding such offer or sale. The Company will receive none of the proceeds from such resales.

          The Common Stock is listed and quoted on the Nasdaq National Market (Symbol: SUNQ). The Company's principal executive offices are located at 4801 East Broadway Boulevard, Tucson, Arizona 85711 and its telephone number is
(520) 570-2000.

                                  ----------

        The Common Stock offered hereby involves a high degree of risk.
                          See "Risk Factors" herein.

                                  -----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE NOR HAS THE
              COMMISSION OR ANY STATE PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is June 14, 1996

                                  RISK FACTORS

        Risk factors that should be considered carefully before purchasing shares of Common Stock are described under "Risk Factors" in the Company's Prospectus dated May 31, 1996, which is incorporated herein by reference. Some of the more important risk factors are summarized below. Reference is made to the May 31, 1996 Prospectus for a more complete description of the risk factors, the summary provided below being qualified in its entirety by such reference.

        Dependence on Single Product. To date, the Company has derived substantially all of its revenues from sales of laboratory information systems ("LISs") and related implementation support services. The Company expects that it will continue to derive a significant portion of its total revenues for the foreseeable future from sales of LISs and related implementation and support services. Accordingly, any factor adversely affecting sales of LISs could have a material adverse effect on the Company's business and results of operations. The Company's target market for its LISs, consisting primarily of large and mid-sized hospitals, is characterized by a high degree of market penetration. Competitive pressures or other factors, including the Company's efforts to expand its LIS offerings to new markets, may result in significant price decreases that could have a material adverse effect on the Company's business and results of operations. There can be no assurance that the Company will be able to sustain or increase the level of revenues from sales of its LISs on an annual or quarterly basis.

        Dependence on Successful Introduction of Clinical Repository Systems. The Company's future success will depend to a significant degree upon its ability to complete the development of, and successfully market, its suite of clinical repository systems ("CRSs"). There can be no assurance that the Company will be successful in completing the development of its CRSs or that the Company will successfully hire and train additional sales and marketing personnel to promote its CRSs. A significant number of vendors are currently offering or developing versions of CRSs, and any significant delay in the scheduled development of the Company's CRSs could have a material adverse effect on the Company's ability to compete successfully in the emerging clinical repository marketplace. Moreover, there is a wide variation in the approach and functionality of CRSs currently being offered or developed by vendors, such as using internet technology to create a single patient's clinical information repository; no assurance can be given that the Company's CRSs, if successfully developed, will achieve and maintain marketplace acceptance. If the Company's CRSs are not developed substantially on schedule, do not perform substantially as expected or are not accepted in the marketplace, the Company's business and results of operations will be materially adversely affected.

        Historical Decline in Revenues. The Company has experienced declining revenues in each of the last two years, which the Company believes was primarily attributable to a number of factors, including (i) reductions in hardware manufacturers' list pricing; (ii) uncertainty in the health care community relative to the extent of possible government intervention in the existing health care financing system; (iii) a reallocation of Company resources from site installations to research and development activities focused on enhancing existing products and developing new systems; and (iv) restructuring within the Company related to its management and to its sales and marketing department. There can be no assurance that factors such as these will not occur in the future and will not have a material adverse effect on the Company's business and results of operations.

        Significant Fluctuations in Quarterly Operating Results; Revenue Recognition Policy. The Company's quarterly revenues and results of operations have varied significantly as a result of a number of factors, including (i) the volume and timing of systems sales and installations;
     (ii) the timing of client
     acceptances; (iii) the length and complexity of the systems sales and installation cycles; (iv) seasonal buying trends as a result of clients' annual purchasing and budgeting practices; and (v) the Company's sales commission practices. The Company expects that these variations will continue for the foreseeable future. The Company recognizes revenues from the software portion of system sales on a percentage-of-completion method based upon completion of specified milestones. As a result, the timing of revenue recognition varies considerably and could be impeded by a number of factors, including availability of Company personnel, the Company's need to allocate system installation resources to other installations or to research and development activities, availability of client personnel and other resources, and complexity of the clients' needs and delays imposed by clients. Any delays in progress toward completing a system installation could reduce the revenues recognized in any given period and could have a material adverse effect on the Company's business and results of operations. Because a significant percentage of the Company's expenses, particularly employee compensation, is relatively fixed, variations in the timing of system sales and installations can cause significant variations in operating results from quarter to quarter. If revenues are below expectations in any period, the Company's inability to adjust spending to compensate fully for the lower revenues may magnify the adverse effect of such a shortfall on the Company's results of operations. Accordingly, the Company believes that period-to-period comparisons of revenue and results of operations are not necessarily meaningful and should not be relied upon as indicators of future performance.

        Competition. The markets for health care information systems ("HCISs"), including the markets for the Company's information systems, are highly competitive. Most of the Company's revenues are derived from lengthy, competitive procurement processes managed by sophisticated purchasers that extensively investigate and compare HCISs offered by the Company and its competitors. The Company believes that the principal competitive factors influencing the market for HCISs include vendor and product reputation, product architecture, functionality and features, ease of use, rapidity of implementation, quality of client support, product performance and price. There can be no assurance that the Company will be able to compete successfully with respect to any of such factors. The market for clinical repository products is in an early stage, and a significant number of vendors are currently offering or developing competitive versions of CRSs. Many of the Company's current and potential competitors have significantly greater financial, managerial, development, technical, marketing and sales resources than the Company and may be able to devote those resources to develop and introduce CRSs more rapidly than the Company or CRSs with significantly greater functionality than, and superior overall performance to, those offered by the Company. These competitors may also be able to initiate and withstand significant price decreases more effectively than the Company. Moreover, the continuing consolidation of hospitals and other health care providers has resulted in fewer individual purchasing decisions, a trend that may favor larger vendors with greater numbers of hospitals currently under contract. There can be no assurance that the Company will be able to develop new or improved HCISs and services in a timely and cost effective manner or that the Company's current and future HCISs and services will achieve and maintain market acceptance.

        Rapid Technological Change and Dependence on New Product Development, Enhancement and Acceptance. The HCIS market is characterized by rapid technological advances, frequent new product introductions and evolving industry standards that are outside the control of the Company. The development and sale of additional applications is a principal means of competition in the HCIS market. Advances in both hardware and software technology, including the introduction of new hardware platforms, new programming languages and new software applications, will require the Company to make significant ongoing expenditures for research and development in order to adapt the Company's existing and subsequently introduced HCISs to such new technologies and to take advantage of the benefits they offer. For the foreseeable future, the Company intends to continue to devote substantial financial, managerial and personnel resources to its product development efforts. The development of new and enhanced HCISs is a complex and uncertain process requiring high levels of innovation and the accurate anticipation of technological and market trends, and from time to time the Company has experienced delays in introducing new HCISs and HCIS enhancements. The Company intends to migrate its products to Windows-based and other operating systems over the next few years. The inability to accomplish this migration or any significant delay in such migration may have an adverse effect on the Company's business and results of operations. The failure of the Company to develop and introduce new HCISs and HCIS enhancements successfully or the failure to respond effectively to technological changes could have a material adverse effect on the Company's business and results of operations.

        Dependence on Key Personnel; Management of Changing Business. The Company's future success depends to a significant extent upon Dr. Sidney A. Goldblatt, the President and Chief Executive Officer of the Company, the Company's other executive officers, and certain other technical, managerial and marketing personnel. Dr. Goldblatt, 61, is a co-founder of the Company and has served as the principal executive officer of the Company since 1986. The Company believes that its results of operations in 1994 were adversely affected by changes in the management of the Company. The loss of the services of any of the Company's executive officers or other key personnel could have a material adverse effect on the Company's business and results of operations. The Company's ability to manage growth, particularly in the clinical repository market, will require it to continue to attract, motivate and retain additional highly skilled managerial, technical and marketing personnel, including experienced CPR sales personnel as well as software developers and systems architects. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting, motivating and retaining the personnel required to maintain and improve its business and results of operations.

        Possible Volatility of Stock Price. The Company completed its initial public offering of Common Stock in June 1996. There is no assurance that an active trading market in the Common Stock will be sustained. In recent years, the stock market in general, and the shares of software technology companies in particular, have experienced extreme price fluctuations that are often unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the market price of the Common Stock. The Company also believes that factors such as quarterly fluctuations in its revenues or results of operations, general conditions in the information technology services industry and announcements of new products or services by the Company or its competitors may cause the market price of the Common Stock to fluctuate significantly.


                        THE EMPLOYEE STOCK PURCHASE PLAN

     General

        The Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors of the Company (the "Board") and approved by the shareholders on March 25, 1996. The purpose of the Plan is to encourage stock ownership by eligible employees of the Company and its subsidiaries by providing them with an opportunity to purchase Common Stock. Up to 450,000 shares of Common Stock may be issued under the Plan, subject to adjustment for any changes in the capital structure of the Company. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. The net proceeds to the Company from the sale of Common Stock under the Plan will be used for general corporate purposes.

        The Board may amend the Plan at any time and for any reason, provided that no amendment shall be effective without the prior approval of the shareholders if such amendment requires shareholder approval in order for the Plan to continue to qualify under Rule 16b-3 of the Securities and Exchange Commission (the "Commission"). Unless earlier terminated by the Board, the Plan will terminate upon the earlier of (i) the date on which all or substantially all of the shares of Common Stock available for issue under the Plan have been purchased or (ii) March 25, 2016.

     Administration

        The Plan is to be administered by the Board or by a committee of two or more directors appointed by the Board (the "Administrators"). The members of the committee serve at the discretion of the Board. The Administrators have sole authority, in their absolute discretion, to (i) interpret the Plan, (ii) prescribe rules and regulations relating to the Plan, (iii) correct any defect, supply any omission or reconcile any inconsistency in the Plan and (iv) make all other determinations necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations made by the Administrators shall be binding and conclusive on all interested parties, including participants in the Plan and their legal representatives, heirs and beneficiaries.

        As of the date of this Prospectus, the Administrators are Dr. Sidney A. Goldblatt, President, Chief Executive Officer and a principal shareholder of the Company, and Bradley L. Goldblatt, Treasurer and a principal shareholder of the Company. Bradley L. Goldblatt is Dr. Sidney A. Goldblatt's son. Neither Dr. Goldblatt nor Bradley Goldblatt is eligible to participate in the Plan.

     Eligibility

        Participation in the Plan is open to all employees of the Company and its subsidiaries who are regularly scheduled to work more than 20 hours per week and have completed at least one year of service, except those who own (or as a result of participation in the Plan would own) shares possessing five percent or more of the total combined voting power or value of all outstanding shares of all classes of equity securities of the Company, as determined under Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"). An employee may not participate in an Offering under the Plan if such participation would permit his or her rights to purchase Common Stock under the Plan and any similar employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 in fair market value of Common Stock for the calendar year in which the Offering is made, as determined under Section 423 of the Code.

     Participation

        An eligible employee may elect to participate in the Plan by completing an election form authorizing payroll deductions and filing such election form with the Company at least ten days prior to the commencement date for the particular Offering in which the employee wishes to participate, or by such other time as may be determined by the Administrators. Payroll deductions will commence on the commencement date of the selected Offering and end on the termination date of the selected Offering, unless the employee has withdrawn, as described below. Participation in one Offering neither limits nor requires participation in any other Offering, although an employee may elect to participate in all future Offerings until he or she has properly elected to withdraw from the Plan.

        In the election form, the employee must elect to have deductions made from his or her pay for each pay period of between 1% to 10% of his or her base pay, but not less than $10 per pay period.

        The first Offering under the Plan will commence July 1, 1996 and terminate September 30, 1996. Thereafter, Offerings will commence on the first day of each calendar quarter and end on the last day of the same calendar quarter.

     Purchase and Delivery of Stock

        Payroll deductions for a participant will be credited to his or her account. No interest will be credited to the account. The payroll deductions allocated to a participant's account remain the property of the participant during each Offering, but the Company may use the payroll deductions for any corporate purpose and will not be obligated to segregate such payroll deductions.

        On the termination date for each Offering, the participant is deemed to have purchased from the Company such number of full shares of Common Stock as his or her accumulated payroll deductions would buy at a price equal to 90% of the last sale price of the Common Stock, as reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), on the commencement date for such Offering (or on the first following regular business day). No fractional shares of Common Stock will be issued. Any remaining balance in the participant's account will be used in the next Offering, unless the participant elects otherwise or the account is otherwise refunded. Shares purchased by a participant during an Offering are deemed to have been issued at the close of business on the termination date for the Offering. Prior to that time, the participant has no interest in, or rights of a shareholder with respect to, such shares.

        As soon as practicable after the termination date for each Offering, the Company will deliver to each participant the number of full shares of Common Stock deemed to have been purchased by the participant on such date. The Administrators will determine whether the shares of Common Stock to be delivered to a participant under the Plan are to be delivered by (i) delivering to the participant a certificate for the number of shares purchased by the participant, (ii) delivering a certificate for the number of shares purchased by all participants to a member firm of the New York Stock Exchange, as selected by the Administrators, which shares will be maintained by such member firm in separate brokerage accounts for each participant or (iii) delivering a certificate for the number of shares purchased by all participants to a bank or trust company as selected by the Administrators, which shares will be maintained by such bank or trust company in separate accounts for each participant.

     Rights Not Transferable

        Participants may not sell, pledge or otherwise dispose of or encumber their rights and interests with respect to the payroll deductions credited to their accounts or their rights to purchase and receive shares of Common Stock under the Plan other than by will or the laws of descent and distribution, and such rights and interests will not be liable for or subject to the debts, contracts or liabilities of the participants. If any such action is taken by a participant or any valid claim is asserted by any other party in respect of such rights and interests, such action or claim will be treated as an election by the participant to withdraw funds from the Plan.

     Withdrawal

        A participant may withdraw from the Plan at any time prior to the last business day of each Offering by delivering a withdrawal notice to the Company. In such event, the Company will refund to the participant the balance of his or her account as soon as practicable, no further payroll deductions will be made, and no purchases of shares will be made. A participant's termination of employment, for any reason, will be deemed a withdrawal from the Plan.

        A participant may elect to discontinue payroll deductions at any time prior to the last business day of an Offering by delivering to the Company a written election to discontinue payroll deductions. Such election will not constitute a withdrawal from the Plan, and the participant will remain a participant in such Offering. A participant's withdrawal from the Plan or discontinuance of payroll deductions will not affect his or her eligibility to participate in any subsequent Offerings.


                        FEDERAL INCOME TAX CONSEQUENCES

        The Plan is treated as a stock option arrangement for tax purposes and is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The Plan is not qualified under
     Section 401(a) of the Code. Under the Code, as now in effect, a participant will not realize any taxable income on the commencement of an Offering or upon the purchase of shares of Common Stock under the Plan. If a participant disposes of shares of Common Stock within the two-year period from the commencement date of the Offering in which such shares were purchased, he or she will realize ordinary compensation income for federal income tax purposes in an amount equal to the difference between the purchase price of such shares and the fair market value of the Common Stock on the termination date for such Offering. (Special rules may apply in the case of any such disposition by an officer or director of the Company subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934, as amended.) If a participant disposes of such shares at any time after the two-year period specified above or if he or she should die at any time while owning such shares, ordinary compensation income for federal income tax purposes will be realized in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of disposition or death over the price paid for such shares or (ii) 10% of the fair market value of the Common Stock on the commencement date of the Offering in which such shares were purchased. The Company is entitled to a deduction with respect to the ordinary income realized by a participant as a result of the disposition of Common Stock issued to the participant only in the event the disposition occurs within the two-year period specified above.

        A sale or exchange of shares of Common Stock purchased under the Plan will give rise to capital gain to the extent that the amount received exceeds the participant's basis, or capital loss to the extent that the amount received is less than the participant's basis.

        The foregoing discussion is provided for the information of participants and does not purport to be a complete description of the federal tax consequences in respect of transactions under employee stock purchase plans. Because of the complexity of the federal income tax laws and the possibility of changes therein, and because the federal income tax consequences to a particular participant will in part depend upon his or her personal financial situation, participants are urged to consult their personal tax advisors before participating in the Plan or reselling shares acquired under the Plan. Participants should also consult their personal tax advisers as to the state, local and federal estate tax consequences of such transactions.


                            SELLING SECURITYHOLDERS

        The following table sets forth information as of the date of this Prospectus concerning the officers and directors of the Company who may participate in the Plan. Shares of Common Stock acquired by them under the Plan may be reoffered and resold by them by means of this Prospectus. As of the date of this Prospectus, none of such officers and directors owns shares of Common Stock.

        Name                 Position
        ----                 --------

        Richard A. Wesson    Chief Operating Officer

        Nina M. Dmetruk      Executive Vice President - Chief
                             Financial Officer and Director

        R. Scott Holbrook    Executive Vice President - Chief
                             Marketplace Officer

        James F. Garliepp    Executive Vice President - Chief
                             Technology Officer

        Julie D. Klapstein   Executive Vice President - Chief Client
                             Services and Business Management Officer

        T. Paul Thomas       Senior Vice President - Marketing


                          DESCRIPTION OF CAPITAL STOCK

     Common Stock

        The Company is authorized to issue up to 35,000,000 shares of Common Stock, having no par value. As of the date of this Prospectus, the Company has 15,354,000 shares of Common Stock issued and outstanding. An additional 2,500,000 shares and 450,000 shares of Common Stock are reserved for issuance under the Stock Incentive Plan of 1996 and the Employee Stock Purchase Plan, respectively. On May 31, 1996, the Company granted options to purchase a total of 790,000 shares of Common Stock to certain officers and other employees of the Company under the Stock Incentive Plan of 1996. The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board may from time to time determine. Each shareholder is entitled to one vote per share on all matters to be voted on by shareholders. There is no cumulative voting in the election of directors. The Common Stock is not entitled to preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to holders of Common Stock will be distributed ratably among such holders. All of the outstanding shares of Common Stock are, and all shares sold in this Offering when issued will be, duly authorized, validly issued, fully paid and non-assessable.

     Preferred Stock

        The Company is authorized to issue up to 15,000,000 shares of Preferred Stock. The Board may authorize the issuance of Preferred Stock in one or more classes or series and determine the designation and number of shares of the class or series and the voting rights, preferences, limitations and special rights, if any, of the shares of the class or series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation; could dilute the equity interest of holders of Common Stock to the extent Preferred Stock is converted into Common Stock; and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any shares of Preferred Stock.

     Limitations on Director Liability and Indemnification

        As permitted by the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), the Amended and Restated Articles of Incorporation and Bylaws of the Company provide that a director shall not be personally liable, in such capacity, for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of a director under the BCL and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or federal laws.

        The Amended and Restated Bylaws of the Company also provide that every person who is or was a director or officer of the Company, or who is identified by the Company as an indemnified representative, shall be indemnified by the Company to the fullest extent permitted by law against all expenses and liabilities incurred in connection with any proceeding in which he or she may be involved by reason of the fact that he or she is or was serving in an indemnified capacity. This indemnification does not apply where the conduct giving rise to the claim is finally determined by a court or in arbitration to have constituted willful misconduct or recklessness, or to have involved the receipt from the Company of a personal benefit to which the officer or director was not entitled, or where such indemnification has been determined in a final adjudication to be unlawful. The Company may create a fund, trust or other arrangement, or maintain insurance, to secure the indemnification. In addition, the Company is required to pay the expenses of defending any such claim in advance of final adjudication upon the receipt of an undertaking by the director or officer to repay such advanced amounts if it is ultimately determined that the director or officer is not entitled to indemnification.

     Transfer Agent and Registrar

        The transfer agent and registrar for the Common Stock is Chemical Mellon Shareholder Services, L.L.C., Pittsburgh, Pennsylvania.

                                 LEGAL MATTERS

        The validity of the Common Stock offered hereby has been passed upon for the Company by its counsel, Klett Lieber Rooney & Schorling, a Professional Corporation, 40th Floor, One Oxford Centre, Pittsburgh, Pennsylvania 15219. Stanley J. Lehman, the Secretary and a director of the Company, is a shareholder in Klett Lieber Rooney & Schorling.


                                    EXPERTS

        The combined financial statements at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 of the Company appearing in the Prospectus dated May 31, 1996 included in the Registration Statement (Registration No. 333-2790) for the initial registration of its Common Stock, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission. Such material may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 5th Street N.W., Washington, D.C. 20549 and at its regional offices maintained at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 5th Street N.W., Washington, D.C. 20549 at prescribed rates.

        This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock offered hereby. Statements contained in this Prospectus concerning the contents of any document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance, reference is made to the exhibit for a more complete description of the matter involved, each such statement being qualified in its entirety by such reference. Further information about the Plan and its administrators may be obtained by contacting the Company's Payroll Department at the address and telephone number provided below.

        Participants in the Plan will receive copies of all reports, proxy statements and other communications distributed to shareholders of the Company.


                   DOCUMENTS INCORPORATED HEREIN BY REFERENCE

        The Company's Prospectus dated May 31, 1996 (Registration No. 333-2790), filed with the Commission, is incorporated herein by reference. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus, and prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus forms a part which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. The Company will provide without charge to each employee to whom this Prospectus has been delivered, upon written or oral request, a copy of any and all of the documents incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Company's Payroll Department at 1407 Eisenhower Boulevard, Suite 200, Johnstown, Pennsylvania 15904, telephone number (814) 269-1700.

================================================================================


No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer contained herein, and if given or made, such information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of stock in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.



                    TABLE OF CONTENTS

                                              Page
                                              ----
Risk Factors                                   2
The Employee Stock Purchase Plan............   4
      General...............................   4
      Administration........................   5
      Eligibility...........................   5
      Participation.........................   5
      Purchase and Delivery of Stock........   6
      Rights Not Transferable...............   6
      Withdrawal............................   7
Federal Income Tax Consequences.............   7
Selling Securityholders.....................   8
Description of Capital Stock................   8
      Common Stock..........................   8
      Preferred Stock.......................   9
      Limitations on Director Liability
        and Indemnification.................   9
      Transfer Agent and Registrar..........   9
Legal Matters...............................  10
Experts.....................................  10
Available Information.......................  10
Documents Incorporated Herein by Reference..  10

================================================================================


================================================================================


                      SUNQUEST INFORMATION SYSTEMS, INC.

                         EMPLOYEE STOCK PURCHASE PLAN



                                --------------

                                  PROSPECTUS

                                --------------



                                 June 14, 1996



================================================================================

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

              Included in "Documents Incorporated Herein By Reference" and "Description of Capital Stock" in the Prospectus.

     Item 4.  Description of Securities.

              Not Applicable

     Item 5.  Interests of Named Experts and Counsel.

              Included in "Legal Matters" in the Prospectus.

     Item 6.  Indemnification of Directors and Officers.

              Included in "Description of Capital Stock" in the Prospectus.

     Item 7.  Exemption From Registration Claimed.

              No "restricted" securities will be reoffered or resold.

     Item 8.  Exhibits.

              The following exhibits are filed as part of this registration statement:

                    5B  Opinion and Consent of Counsel, filed herewith.

                   10J Employee Stock Purchase Plan, filed as Exhibit 10J to Registration Statement No. 333-2790 and incorporated herein by reference.

                   23E  Consent of Independent Auditors, filed herewith.

     Item 9.  Undertakings.

              The registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The registrant further undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions set forth in "Description of Capital Stock" in the Prospectus, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, Commonwealth of Pennsylvania, on June 14, 1996.

                                        SUNQUEST INFORMATION SYSTEMS, INC.


                                        By:   /s/ Sidney A. Goldblatt
                                            ---------------------------
                                           Sidney A. Goldblatt
                                           President


                               POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Sidney
     A. Goldblatt, Nina M. Dmetruk and Stanley J. Lehman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) (a "Rule 462(b) Registration Statement") and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with the Registration Statement or any Rule 462(b) Registration Statement, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                 Title                                 Date
           ---------                                 -----                                 ----
        /s/ Sidney A. Goldblatt         President and Chief Executive Officer        June 14, 1996
      ------------------------------    (Principal Executive Officer) and Director
      Sidney A. Goldblatt

        /s/ Nina M. Dmetruk             Executive Vice President and Chief           June 14, 1996
      ------------------------------    Financial Officer (Principal Financial
      Nina M. Dmetruk                   and Accounting Officer) and Director

        /s/ Stanley J. Lehman           Director                                     June 14, 1996
      ------------------------------
      Stanley J. Lehman

        /s/ Bradley L. Goldblatt        Director                                     June 14, 1996
      ------------------------------
      Bradley L. Goldblatt

                                      II-3